Fontanella and Babitts
CERTIFIED PUBLIC ACCOUNTANTS                       534 Union Boulevard
                                                   Totowa Boro, New Jersey 07512
                                                   Tel: (973) 595-5300
                                                   Fax: (973) 595-5890







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (File No. 333-119839) of our report, dated December 16, 2004, on the consolidated financial statements of Roebling Financial Corp, Inc.(the "Registrant") at and for the fiscal year ended September 30, 2004 which report is incorporated by reference into the Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004.


                                        /s/ Fontanella and Babitts


December 23, 2004